Exhibit 5.1

October 30, 2015

Equity Bancshares, Inc.

7701 East Kellogg Drive, Suite 200

Wichita, Kansas 67207

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Equity Bancshares, Inc., a Kansas corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) of up to 2,058,500 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of which up to 1,768,500 shares (which includes 268,500 shares subject to the underwriters’ option to purchase additional shares to cover over-allotments) are being offered by the Company (the “Company Shares”) and up to 290,000 shares (which includes 273,000 shares of Class A Common Stock issuable upon the automatic conversion of an equal number of shares of the Company’s Class B common stock, par value $0.01 per share, as a result of the sale of such shares in the Offering) are being offered by certain stockholders of the Company (the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”), pursuant to a prospectus forming a part of a Registration Statement on Form S-1, Registration No. 333-207351, originally filed with the Securities and Exchange Commission on October 9, 2015 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”).

In connection with this opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) the Shares will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto; and (iii) a definitive underwriting agreement, in the form filed as an exhibit to the Registration Statement (the “Underwriting Agreement”), with respect to the sale of the Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

In connection with the opinion expressed herein, we have examined, among other things: (i) the Amended and Restated Articles of Incorporation of the Company, as amended, and the Amended and Restated Bylaws of the Company; (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering; (iii) the Registration Statement; and (iv) the Underwriting Agreement (but not, except as above stated otherwise, the other Exhibits to the Registration Statement). We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters

Equity Bancshares, Inc

October 30, 2015

arising in connection with our examination of corporate documents, records, and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Based upon the foregoing, we are of the opinion that: (1) with respect to the Company Shares, when the Company Shares have been delivered in accordance with the Underwriting Agreement approved by the Board of Directors of the Company, and upon payment of the consideration therefor provided for therein (not less than the par value of the Shares), such Company Shares will be duly authorized, validly issued, fully paid and nonassessable; and (2) with respect to the Selling Stockholder Shares, such Selling Stockholder Shares are validly issued, fully paid and nonassessable.

The foregoing opinion is limited in all respects to the Kansas General Corporation Code, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Wise & Reber, L.C.